EXHIBIT 99.1

SYNTHETECH ANNOUNCES APPOINTMENT OF DR. GREGORY R. HAHN AS
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Albany, Oregon, June 9, 2008 – Synthetech, Inc. (NZYM.OB) today announced that on July 1, 2008 Dr. Gregory R. Hahn will become Synthetech's President and Chief Executive Officer.  Since September 2006, Dr. Hahn has served as Synthetech's President and Chief Operating Officer.  Dr. Hahn will replace as Chief Executive Officer Dr. Daniel T. Fagan, who will continue as Synthetech's Chairman of the Board.  Synthetech intends to leave vacant for the foreseeable future the position of Chief Operating Officer.

Dr. Hahn, who has over 22 years' of experience in the fine chemicals and pharmaceutical manufacturing industries, was hired by Synthetech in 2006 to play a key role in the company's turnaround.  Immediately prior to joining Synthetech, Dr. Hahn worked for the FMC Corporation as the Organics Global Business Director for its Lithium Division, based in Charlotte, North Carolina.  His experience previous to FMC was as Vice President, Sales, at Sigma Aldrich Fine Chemicals, St. Louis, Missouri, and as Marketing and Development Manager at Koch Chemical Company, Corpus Christi, Texas.  Dr. Hahn received his Bachelor of Science in Chemistry from Pacific Lutheran University, Tacoma, Washington, and his PhD in Organic Chemistry from the University of California, Davis.

"We are excited that Greg will be serving as Synthetech's CEO, and see this role as a natural fit with his strong leadership, strategic and operational abilities and experience," stated Dr. Fagan.  "In his time with Synthetech, he has made significant contributions in growing sales, implementing improved procedures and training programs, and moving us toward our goal of sustained profitability."

Dr. Hahn stated that he "looks forward to his increased role in leading Synthetech's execution of its growth plan, and in leveraging the company's many existing strengths in an effort to maximize shareholder value."  He added that "although Synthetech faces some challenges, I have great confidence in the existing Synthetech team to continue to build on recent successes in the turnaround Dan has directed, and I express my appreciation to Dan for his effective and dedicated service to Synthetech as its CEO."

About Synthetech
Synthetech, Inc. is a fine chemicals company specializing in organic synthesis, biocatalysis and chiral technologies.  Synthetech develops and manufactures amino acid derivatives, specialty amino acids, peptide fragments, proprietary custom chiral intermediates and specialty resins, primarily for the pharmaceutical industry.  Synthetech’s products support the development and manufacture of therapeutic peptides and peptidomimetic small molecule drugs at every stage of a customer’s clinical development pipeline, and are used as ingredients in drugs for the treatment of AIDS, cancer, cardiovascular and other diseases.

Forward-Looking Statements
This press release contains “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical fact, are forward-looking, including, without limitation, statements regarding: future company results, including execution on Synthetech's growth plan; and the Chief Executive Officer succession plan.  Words such as “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or words or phrases of similar meanings identify forward-looking statements.  Forward-looking statements reflect management’s current expectations, plans or projections and are inherently uncertain and actual results could differ materially from such expectations, plans or projections.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Risks and uncertainties that could cause actual results to differ significantly from management’s expectations include, but are not limited to, the following:  Synthetech's limited financial and other resources; the uncertain market for Synthetech's products; potential loss of a significant customer; customer concentration; potential termination or suspension by customers of significant projects or orders; potential period-to-period revenue or expense fluctuations; production factors and timely access to raw materials; industry cost factors and conditions; competition; government regulation; labor disputes; technological changes; and international business risks. Investors are urged to read Synthetech’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2008, for a further description of risks and uncertainties related to forward-looking statements made by Synthetech as well as to other aspects of Synthetech's business. Those reports describe, some, but not all of the factors that could cause actual results to differ significantly from management’s expectations.  Additional risks and uncertainties not presently known to Synthetech or which Synthetech currently deems immaterial also may impair its business or operations.  Synthetech does not intend to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

MORE INFORMATION:
Web site: www.synthetech.com
E-mail: investor@synthetech.com

CONTACT:	Gary Weber, CFO PO Box 646 Albany, Oregon 97321 541-967-6575